UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): May 22, 2017

BELMOND LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-16017	98-0223493
(Commission file number)	(I.R.S. Employer Identification No.)

22 Victoria Street

Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

(441) 295-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.	Other Events

On May 22, 2017, Belmond Ltd. (the “Company”) announced that it has entered into agreements to acquire the entirety of Cap Juluca, a 96-key luxury resort on the Caribbean island of Anguilla, British West Indies.

The Company has entered into agreements with the principal owner and three other owners to acquire the entirety of the resort for a total purchase price, including all related taxes and costs, of approximately $84.6 million. At the same time, the Company has agreed a 250-year ground lease for property that comprises approximately 167 acres, including approximately 250,000 square feet of additional developable beachfront land. The acquisition is initially expected to be financed using cash on hand and $45.0 million of borrowings under the Company’s previously undrawn $105.0 million revolving credit facility. When the transaction closes, which is expected to be by early June 2017, Belmond will assume management of the resort, which has historically been independently managed, and will rebrand the resort as Belmond Cap Juluca.

A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99	Press release dated May 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELMOND LTD.

By:	/s/ Richard M. Levine
Name: Richard M. Levine
Title: Executive Vice President, Chief Legal Officer and Secretary

Date: May 22, 2017

EXHIBIT INDEX

Exhibit Number	Description

99	Press Release dated May 22, 2017.